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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Pioneer-Standard Electronics, Inc. of our report dated May 1, 1996 included in the 1996 Annual Report to Shareholders of Pioneer-Standard Electronics, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan for Outside Directors of Pioneer-Standard Electronics, Inc. and in the related Prospectus, and in the Registration Statements (Form S-8 No. 33-46008 and Form S-8 No. 33-53329) pertaining to the 1991 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc. and in the related Prospectuses and in the Registration Statement (Form S-8 No. 33-18790) pertaining to the 1982 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc. and in the related Prospectus of our reports dated May 1, 1996 with respect to the consolidated financial statements and schedule of Pioneer-Standard Electronics, Inc. incorporated by reference and included in this Annual Report (Form 10-K) for the year ended March 31, 1996.




                                        ERNST & YOUNG LLP





Cleveland, Ohio
June 27, 1996